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                                                                 EXHIBIT 23.6


                             CONSENT OF RAISKIN & REVITZ

     We consent to the use in this Pre-Effective Amendment No. 2 ("Amendment") to Registration Statement on Form S-4 of our tax opinion issued to Harrier, Inc. and the reference to our firm under the caption "Legal Matters" in the accompanying Proxy Statement/Prospectus. We also consent to the inclusion of our tax opinion as an exhibit to the Amendment as filed with the Securities and Exchange Commission.



                                                  RAISKIN & REVITZ


Los Angeles, California
July 30, 1998